Exhibit 10.98

AGREEMENT FOR
ASSIGNMENT OF CONTRACT PROCEEDS

THIS AGREEMENT FOR ASSIGNMENT OF CONTRACT PROCEEDS ("Agreement"), dated as of October 4,  2017, ("Effective Date") from OrangeHook, Inc., a Florida corporation ("OrangeHook"), with principal offices at 319 Barry Avenue South, Suite 300, Wayzata, MN 55391 and LifeMed ID, Inc, a California corporation ("LifeMed)" and, together with OrangeHook, individually and collectively, jointly and severally, the "Companies") with principal offices at 3009 Douglas Boulevard, Suite 200, Roseville, California 95661 to Dan Thompson, an individual ("Thompson"), located at [*] MN 55446 (collectively, the "Parties").

W I T N E S S E T H:

WHEREAS, OrangeHook seeks to borrow funds in the amount of approximately one million nine hundred fifty thousand dollars ($1,950,000) to support its working capital needs, and Thompson desires to lend such amount to OrangeHook; and

WHEREAS, OrangeHook and LifeMed entered into that certain contract, as amended, set forth on Exhibit A hereto (the "Contract"), calling for certain payments to be made by Lenovo PC HK. Limited ("Lenovo") to the Companies pursuant to Amendment 3 (as defined on Exhibit A) to the Contract in the amount of [***] ($[***]); and

WHEREAS, the Parties are entering into this Agreement to establish the Parties' respective rights and obligations, including the assignment of the Companies' right to receive [***] dollars ($[***]) from Lenovo (including, without limitation, the Companies' right to receive payments under the Minimum Pre-purchase Commitment (as defined in Amendment 3)) to Thompson in consideration of the Loan and the Equity Issuance to Thompson upon payment by Thompson of such other amounts as specified herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.      LOAN. Thompson agrees to lend $1,950,000 (the "Loan") to the Companies by wire transfer to the bank account(s) on the Effective Date and in accordance with wire instructions to be provided separately by OrangeHook.

2.      ASSIGNMENT; INDEBTEDNESS.  In consideration of the Loan, the Companies hereby sell and assign to Thompson, and Thompson hereby agrees to purchase, all of the Companies' right, title and interest to receive payment of monies and all claims for monies due and to become due to the Companies under the Contract (the "Account") in the amount of $[***], including, without limitation, the Companies' right, title and interest to receive the Minimum Pre-purchase Commitments  specified in Exhibit B hereto (the "Payment Obligations").

3.      PAYMENTS; PAYMENTS TO BE HELD IN TRUST; REPAYMENTS; COMPANIES TO REMAIN LIABLE; EQUITY ISSUANCE.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)      Payments. The Companies shall direct Lenovo to direct payments due pursuant to the Contract to the account set forth in Section 8(a) hereto.  The Companies hereby unconditionally promise to pay to Thompson all Payment Obligations, in the amounts and on the dates set forth on Exhibit B hereto, as and when due, without deduction or setoff, regardless of any defense or counterclaim, in accordance with this Agreement; provided that any payments made by Lenovo to the Companies in excess of the amounts specified on Exhibit B shall also be paid to Thompson to the account specified in Section 8(a) hereto (including, without limitation, any payments made in connection with the Temporary Revenue Share (as defined in Amendment No. 3) or any payments made by Lenovo in excess of the Minimum Pre-purchase Commitment at the end of each commitment period) up to and until Thompson shall have received an amount equal to $[***] in the aggregate in respect of the Account assigned hereby.  Any deficit balance with respect to the Payment Obligations not paid on the date set forth on Exhibit B hereto shall be immediately due and payable in full, without notice or demand.

(b)      Payments to be Held in Trust. All checks, remittances or other items of payment for the Payment Obligations shall be the property of Thompson.  If any checks, remittances, other items of payment or other proceeds of Payment Obligations are received by any Company, such Company shall hold the same in trust for the benefit of Thompson and will immediately deliver the same to Thompson in the identical form as received by such Company (unless otherwise agreed by Thompson).  For the avoidance of doubt, any payments received by Thompson in error from Lenovo that do not relate to the Payment Obligations shall be, at the Companies' option, either returned to the Companies or applied to pay down the Payment Obligations.

(c)      Repayments. If Thompson is required to repay, refund or otherwise disgorge any payment received by Thompson for the Payment Obligations or the Account, the Companies hereby indemnify, save and hold Thompson harmless with respect to such payment and the amount of the repayment by Thompson shall be part of the Payment Obligations, notwithstanding any termination of this Agreement.

(d)      Companies To Remain Liable. Notwithstanding anything to the contrary in this Agreement, the Payment Obligations shall be with full recourse to the Companies and the Companies shall remain liable under this Agreement to repay the full amount of the Payment Obligations (or any outstanding portion thereof, as the case may be) to Thompson. The Companies shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by them under the Contract, including collection efforts or filing of legal claims to obtain payments required under the Account. Thompson shall not be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Companies under the Contract, to make any inquiry as to the nature or sufficiency of any payment received by Thompson or the Companies, to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to Thompson or to which Thompson may be entitled hereunder at any time.

(e)      Equity Issuance. Subject to the terms and conditions of this Agreement, upon payment of an additional $50,000 on or before November 1, 2017 by Thompson to OrangeHook, OrangeHook shall promptly issue to Thompson 5,000 shares of Common Stock of OrangeHook (the "Common Stock") and seven-year warrants to purchase 50,000 shares of Common Stock at an exercise price of $5.00 per share in the form attached as Exhibit D.  All share amounts and exercise prices are subject to proportional adjustment for stock splits, share combinations and similar transactions.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.      SECURITY INTEREST. As security for the payment and performance of the Payment Obligations, the Companies hereby grant to Thompson a continuing security interest in and lien upon all of the Companies' right, title and interest in and to the following, whether now owned or hereafter created, acquiring or arising (collectively, the "Collateral"):

(a)      the Account;

(b)      the Intellectual Property Collateral (as defined in this Section 4, below); and

(c)      all proceeds and products of each of the foregoing.

As used herein, the following terms have the following meanings;

"Intellectual Property Collateral" means collectively, with respect to each Company, the (i) all patents issued or assigned to, and all patent applications and registrations made by, such Company (whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof), (ii) all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL's), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof (excluding only United States intent-to-use trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), (iii) copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished), (iv) trade secrets, (v) intellectual property licenses (other than any intellectual property license pursuant to which the grant of a security interest therein would violate or invalidate such license after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than proceeds and receivables thereof) and (vi) all other industrial, intangible and intellectual property of any type, including mask works and industrial designs, including, without limitation, the intellectual property listed on Exhibit C hereto and in each case, all tangible embodiments of the foregoing and all registrations and applications made by such Company, in each case, whether now owned or hereafter created or acquired by or assigned to such Company, together with any and all (A) rights and privileges arising under applicable law and international treaties and conventions with respect to such Company's use of such copyrights, (B) reissues, renewals, continuations and extensions thereof and amendments thereto, (C) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (D) rights corresponding thereto throughout the world and (E) rights to sue for past, present or future infringements thereof.

5.      FILINGS AND FURTHER ASSURANCES. The Companies shall at any time and from time to time duly execute and deliver any and all such other and further assurances and documents and take such actions as in the reasonable judgment of Thompson may be necessary to obtain or maintain the full benefits of this Agreement. Without limiting to the foregoing, the Companies shall take all reasonable actions requested by Thompson from time to time to cause the attachment and perfection of, and Thompson's ability to enforce, Thompson's security interest in any and all of the Collateral and to ensure that Thompson's security interest ranks at least pari passu in priority with the Companies' other Senior Secured Indebtedness.  The Companies irrevocably and unconditionally authorize Thompson (or Thompson's agent) to complete and file, and the Companies ratify such filing, at any time and from time to time, such financing statements with respect to the Collateral naming Thompson as the secured party and one or both of the Companies as debtor, as Thompson may require, together with all amendments and continuations with respect thereto. As used in this Agreement, "Senior Secured Indebtedness" means the secured indebtedness of the Companies in favor of Regal Consultancy, Signature Bank and participants under OrangeHook's Participation and Repayment Priority Agreement.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.      REPRESENTATIONS AND WARRANTIES.  Until the Payment Obligations are repaid in full, the Companies hereby represent, warrant and agree as follows:

(a)     Organization; Qualification. Each Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Company is duly qualified to do business and is in good standing in each jurisdiction where its ownership of property or the conduct of its business requires such qualification.

(b)     Compliance with Laws.  Each Company operates its business in material compliance with all applicable local, state and federal laws.

(c)     Power and Authority; Consents.  Each Company has all power and authority under the laws of such Company's jurisdiction of organization and its articles of organization (or similar document) to conduct its business and to enter into, execute and deliver this Agreement and each other document executed in connection herewith and to perform its Payment Obligations hereunder and thereunder. The execution, delivery and performance by each Company of this Agreement and each other document executed in connection herewith do not require consent from any person or entity and do not violate, conflict with or cause a breach or a default under any law applicable to such Company, any of its organizational documents or any agreement or instrument binding on it.

(d).     Collateral.  The Companies have good title to the Collateral.  Except pursuant to this Agreement and any lien or senior priority contractual right granted in respect of the Senior Secured Indebtedness, no Company has assigned, pledged or otherwise granted a security interest in or lien on the Collateral.

(e).     Account.  The Account purchased by Thompson hereunder (i) evidences an absolute, bona fide sale of goods or services in the Companies' ordinary course of business; (ii) is valid and enforceable against Lenovo obligated thereon in the full amount set forth in the invoices evidencing such Account, without offset, defense, counterclaim, deduction, recoupment or contra account; (iii) is not subject to commercial dispute (real or alleged); (iv) is legally saleable and assignable by the Companies to Thompson; (v) any invoices evidencing such Account and all other documents delivered to Thompson in connection therewith are genuine and valid and are not mistaken, misleading, fraudulent, incorrect, incomplete or erroneous in any material respect; (vi) shall not be altered or in any way modified without the prior written consent of Thompson; and (vii) has been issued in the name of a Company.

(f)     Litigation. There are no actions or proceedings pending or, to any Company's knowledge, threatened against or affecting Lenovo or the Collateral, in which an adverse decision could reasonably be expected to cause a material adverse change.

(g)     Contract. Other than any amendments listed on Exhibit A hereto, there have been no amendments, supplements or other modifications to the Contract.  Neither Lenovo nor either Company is in material breach of any of its respective obligations under the Contract. Lenovo has not failed to make a payment under Amendment 3 later than 60 days after the due date thereof.  Neither Company, nor Lenovo (to the Companies' knowledge), is subject to a bankruptcy or other insolvency proceeding.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.      COVENANTS.  Until the Payment Obligations are repaid in full:

(a)     Notification of Events.  The Companies will promptly notify Thompson upon obtaining knowledge of the occurrence of:  (i) the occurrence of any material breach under the Contract or Account; (ii) any Event of Default; or (iii) the commencement of a bankruptcy or insolvency proceeding with respect to any Company or Lenovo.

(b)     Invoices. The Companies will send invoices to Lenovo with respect to amounts due under the Account on the Invoice Dates set forth in Exhibit B; and (ii) use its best efforts to cause each Lenovo to pay each invoice within 30 days of the date due set forth in Exhibit B. Concurrently with delivery of each Invoice to Lenovo, the Companies shall deliver such invoices to Thompson.

(c)     Changes in Name or Status. The Companies will not, without giving Thompson at least thirty (30) days prior written notice:  (i) change either Company's legal name or conduct business under a fictitious, assumed or "d/b/a" name; (ii) change either Company's type of organization; or (iii) change either Company's jurisdiction of organization, chief executive office, mailing address or any location of Collateral.

(d)     Fundamental Changes; Transfers. The Companies will not, at any time, without Thompson's prior written consent: (i) merge, or consolidate or acquire all or substantially all of the assets of any person or entity unless such Company shall be the surviving entity of such merger or consolidation; or (ii) grant or permit to exist any lien or otherwise transfer any other interest in any of the Collateral to any person or entity other than Thompson or in respect of the Senior Secured Indebtedness.

(e)     Contract. The Companies will not, at any time, without Thompson's prior written consent, amend, supplement, terminate or otherwise modify the Contract or restructure, extend, amend or otherwise modify the Account in a manner that is adverse to Thompson.

(f)     Pari-Passu.  The Companies will at all times, unless Thompson otherwise consents in writing, cause the Payment Obligations and the security interest created hereunder to rank at least pari passu with all other Senior Secured Indebtedness of the Companies.

8.      NOTATION OF ASSIGNMENT; COMPANY ACCESS TO BANK INFORMATION

(a)     The Companies agree that Thompson may, and the Companies irrevocably authorize Thompson to, at any time, notify Lenovo of the assignment to Thompson of the right to receive payments under the Account.  Without limiting the foregoing, the Companies shall make a notation on each original invoice for the Account which indicates that the right to receive payments under the Account has been assigned to Thompson.  The notation shall be as follows:

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

This invoice has been assigned to and is payable to:

Dan Thompson

The Companies shall cause all payments by wire transfer or ACH or by check to be directed as provided by Thompson to the Companies in a separate written communication.

(b)     Notwithstanding the placement or non-placement of such notation on invoices or other documentation, the Companies shall cause all payments of the Account to be remitted, and shall take all necessary actions to ensure that Lenovo remits payment of the Account, to the address or bank account, as applicable, set forth Section 8(a) above or as otherwise directed by Thompson.

(c)     Accounting. Thompson shall either (i) make available to the Companies an internet accessible website which will permit the Companies to view all credits made in respect of the payments set forth in Exhibit B hereto to the account set forth in Section 8(a) above or (ii) make available to the Companies a monthly statement or other account information or ledger, in each case for the purpose of ensuring that the Companies are aware of which Lenovo payments have been received by Thompson.  In any event, within 5 days of receipt, Thompson shall provide notice to OrangeHook, at such notice address as OrangeHook may specify in writing from time to time, of the date of any payment and the amount thereof received by Thompson from Lenovo.

9.      EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" hereunder:  (a) Lenovo or the Companies shall fail to pay any of the Payment Obligations within one (1) day of being due in accordance with Exhibit B hereto and, with respect to a payment due by Lenovo, the Companies fail to cause Lenovo to make such payment within thirty  (30) days of the date such payment is due (the "Cure Period"); (b) any representation or warranty made to Thompson in connection with this Agreement or any document executed in connection herewith, shall be untrue, incorrect or misleading when made or during the period covered thereby;; (c) any breach or default by a Company of any term of this Agreement or any document executed in connection herewith and such breach or default is not remedied within 30 days after the occurrence of such breach or default; (d) any Company suspends or ceases operation of all or a material portion or line of such Company's business; (e) there shall be issued or filed against any Company any attachment, injunction, order, writ, or judgment materially affecting the Collateral which is reasonably likely to prevent such Company from being able to perform its obligations hereunder (including repayment of the Payment Obligations); or (f) any Company becomes insolvent, makes an assignment for the benefit of creditors, or if a receiver is appointed for any of the Collateral, or if a petition under any provision of Title 11 of the United States Bankruptcy Code, as amended or modified from time to time, is filed by or against any Company.

10.     Remedies.

(a)      UCC Remedies. Upon the occurrence of any Event of Default, Thompson shall have all the rights and remedies of a secured party under the UCC and other applicable laws with respect to all Collateral, such rights and remedies being in addition to all of Thompson's other rights and remedies provided for herein, and all of which rights and remedies may be exercised without notice to, or consent by, Companies except as such notice or consent is expressly provided for hereunder.  Thompson may for any reason apply for the appointment of a receiver, ex parte without notice, of the Collateral (to which appointment the Companies hereby consent) without the necessity of posting a bond or other form of security (which the Companies hereby waive). Thompson may sell or cause to be sold any or all of such Collateral, in one or more sales or parcels, at such prices and upon such terms as Thompson shall elect, for cash or on credit or for future delivery, without assumption of any credit risk, and at a public or private sale as Thompson may deem appropriate.  At any such sale, Thompson may disclaim warranties of title, possession, quiet enjoyment, merchantability and the like and any such disclaimer shall not affect the commercial reasonableness of the sale.  Thompson may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption.  The proceeds of sale shall be applied first to all costs and expenses of, and incident to, such sale, (including attorneys' costs, fees and expenses), and then to the payment (in such order as Thompson may elect in its sole discretion) of all other Payment Obligations.  After application of the proceeds of any Collateral to the Payment Obligations, the Companies shall remain liable for any deficiency.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)      Default Interest. From and after the occurrence of an Event of Default, and at all times during its continuance, any amount then currently due and payable to Thompson hereunder shall bear interest at a rate per annum equal to 18%.

11.       GENERAL.

(a)        Payment in Full. After payment in full of the Payment Obligations, there shall be no further obligation by either party, and this Agreement shall terminate automatically unless mutually extended by the Parties in writing. Upon payment in full of the Payment Obligations, Thompson shall execute and deliver to the Companies such releases or other documents as the Companies may reasonably request to evidence such termination.

(b)         Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Minnesota.  The parties consent to the jurisdiction and venue of the stated and federal district courts of the State of Minnesota and the United Stated District Court – Minnesota District located in Hennepin County, Minnesota.  As used herein, "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

(c)          Power of Attorney.  In order to carry out this Agreement, the Companies irrevocably appoint Thompson, or any person or entity designated by Thompson, as its special attorney in fact, or agent, with power to:  (i) receive, open, read and thereafter forward to the Companies all mail addressed to the Companies (including any trade name of a Company) sent to Thompson's address.  Any payments received shall be applied to the Payment Obligations by Thompson in accordance with this Agreement; (ii) endorse the name of a Company or a Company's trade name on any checks or other items of payment that may come into the possession of Thompson with respect to the Account and which is a payment with respect to the Payment Obligations hereunder; (iii) in a Company's name, or otherwise, demand, sue for, settle, collect and give releases for any and all moneys due or to become due on the Account; (iv) sign the name of a Company on any notices to Lenovo of the assignment to Thompson of the Account, to the extent the Companies have not sent such notice to Lenovo within thirty (30) days of the Effective Date; and (v) do any and all things necessary and proper to carry out this Agreement. This power, being coupled with an interest, is irrevocable while this Agreement remains in effect or any of the Payment Obligations remain outstanding.  Thompson, as attorney-in-fact, shall not be liable for any errors of judgment or mistake of fact. Notwithstanding the foregoing, in the event that Thompson intends to take any action pursuant to sections (iii) or (iv) above, Thompson agrees to provide at least 3 business days' written notice of his intent to OrangeHook.

(d)          Successors and Assigns.  This Agreement binds and is for the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto, except that no Company shall have the right to assign its rights hereunder or any interest herein without Thompson's prior written consent.

(e)          Notices. Unless otherwise specified herein, all notices pursuant to this Agreement shall be in writing and sent either (a) by hand, (b) by certified mail, return receipt requested, or (c) by recognized overnight courier service, to the other party at the address set forth herein, or to such other addresses as a party may from time to time furnish to the other party by notice.

(f)           Joint and Several Obligation.  Each Company hereby acknowledges, confirms and agrees that all Payment Obligations arising under or in connection with this Agreement and any document executed in connection herewith shall be joint and several as between al Companies.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)          Indemnification.  Each of the Companies hereby indemnify and hold Thompson and his respective affiliates, employees, attorneys and agents (collectively, the "Indemnified Parties") harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of every kind and nature (including attorneys' costs, fees and expenses) which may be instituted or asserted against or incurred by any such Indemnified Person with respect to the execution, delivery, enforcement, performance or administration of, or in any other way arising out of or relating to, this Agreement or any document executed in connection herewith, and any actions or inactions with respect to any of the foregoing, except to the extent that any such indemnified liability is determined pursuant to a final, non-appealable order issued by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. No Indemnified Person shall be responsible or liable to any Company or to any other party for indirect, punitive, special, exemplary or consequential damages which may be alleged as a result of the purchase of the Account or other financial accommodation having been extended, denied, delayed, conditioned, suspended or terminated under this Agreement or any document executed in connection herewith or as a result of any other event or transaction contemplated hereunder or thereunder. The obligations under this section shall survive the termination of this Agreement and payment in full of all Payment Obligations hereunder.

(h)             Fees and Expenses.  The Companies shall, within two days following the date hereof, pay the fees and expenses of Faegre Baker Daniels LLP, counsel for Northland Securities, Inc., in the amount of $2,500.

[Remainder of page intentionally left blank; Signatures follow].

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and sealed as of the Effective Date.

ORANGEHOOK, INC., a Florida corporation

By:	/s/ James L. Mandel
Name: James L. Mandel Title: CEO

LIFEMED ID, INC., a California corporation

By:	/s/ David C. Carlson
Name: David C. Carlson Title: Chief Financial Officer

The foregoing Agreement is hereby acknowledged and accepted as of the Effective Date.

By:	/s/ Dan Thompson
Dan Thompson

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A
(Contract)

1.
Business Partnership Agreement (Lenovo Agreement #MA-13-000677) by and between Lenovo PC HK. Limited, 23/F, Lincoln House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong and LifeMed ID, Inc. effective March 10, 2016, as amended by Amendment 1 to Business Partner Agreement MA 13-000677, effective August 19, 2016, Amendment 2 to Business Partner Agreement MA 13-000677effective September 1, 2016, and Amendment 3 to Business Partner Agreement MA-13-000677 effective September 19, 2017 ("Amendment 3").

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B
(Payment Obligations)

Commitment Period	Invoice Date	Payment Due Date	Payment Amount
1	11/01/2017	12/31/2017	$[***]
2	02/01/2018	04/01/2018	$[***]
3	05/01/2018	06/30/2018	$[***]
4	08/01/2018	09/30/2018	$[***]
5	11/01/2018	12/31/2018	$[***]
6	02/01/2019	04/01/2019	$[***]

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit C

Intellectual Property

See attached.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit D

Form of Warrant Agreement

See attached.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENITAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.